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                                                                    EXHIBIT 23.1

              CONSENT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS

    We hereby consent to the use in the Prospectus constituting a part of this Registration Statement on Form S-1 of our reports dated May 9, 1997 relating to the financial statements of Integrated Physician Systems, Inc. and The Initial Affiliated Practices, which are contained in that Prospectus. We also consent to the reference to our Firm under the caption "Experts" in the Prospectus.

                                           /s/ FELDMAN RADIN & CO., P.C.
                                     -----------------------------------------
                                             Feldman Radin & Co., P.C.
                                            CERTIFIED PUBLIC ACCOUNTANTS

New York, New York
August 8, 1997